EXHIBIT 23


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                             PINKHAM & PINKHAM, P.C.

                          Certified Public Accountants


                          Independent Auditor's Consent

We consent to the use in this Registration Statement of Guitron International, Inc. on Form SB-2 of our report dated November 21, 2000, appearing in the Prospectus which is part of this Registration Statement, relating to the financial statements of The Guitron Corporation, which are contained in such Prospectus.

We also consent to the reference to us under the caption "experts" in this Prospectus.

                                              /s/ Pinkham & Pinkham, P.C.
                                              Pinkham & Pinkham, P.C.
                                              Certified Public Accountants

December 8, 2000
Cranford, New Jersey

514 Centennial Avenue, Cranford, N.J. 07016 Tel 908-653-1710 Fax 908-653-1713


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